Exhibit 23.1
CONSENT OF ERNST & YOUNG LLP,
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1.	Registration Statements (Form S-3 Nos. 333-157123, 333-147391, 333-174650) of Fidelity National Financial, Inc.

2.	Registration Statements (Form S-4 Nos. 333-225287, 333-194938 and 333-190902) of Fidelity National Financial, Inc.

3.	Registration Statements (Form S-8 Nos. 333-197249, 333-190527, 333-157643, 333-132843, 333-138254, 333-129886, 333-129016, 333-176395, 333-213427) of Fidelity National Financial, Inc.
of our reports dated February 19, 2019, with respect to the consolidated financial statements and schedules of Fidelity National Financial, Inc. and subsidiaries and the effectiveness of internal control over financial reporting of Fidelity National Financial, Inc. and subsidiaries included in this Annual Report on Form 10-K for the year ended December 31, 2018.

/s/ Ernst & Young LLP

Jacksonville, Florida
February 19, 2019